UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

Barnes & Noble, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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On October 13, 2010, Barnes & Noble, Inc. made the following communication available to its employees:

Dear Bookseller:

While everyone in the company is justifiably relieved by the successful outcome of our proxy contest with Mr. Burkle, which came on the heels of the favorable Delaware Court of Chancery opinion, another step in the process is necessary. On November 17, the Company will hold a special shareholders meeting, at which time our shareholders will vote on whether to ratify the Shareholder Rights Plan that the Board put in place last November. In the coming days, you will start to receive proxy materials for that meeting.

I expect many of you are wondering why we would be having another vote, given that we just held a vote on the Rights Plan a few weeks ago. However, when the Board adopted the Rights Plan last November, it promised to give shareholders an opportunity to vote to ratify the plan within twelve months. That time is now.

We are hopeful and confident that we will receive another favorable vote on the Shareholder Rights Plan on November 17, which would mean, among other things, that we can continue to focus on the pressing business matters at hand. In any case you have, as always, my pledge to be actively engaged in Barnes & Noble, and to be resolute in my concern for all of our good people.

At some point soon you will be receiving more information from us about the next steps in the process. However, I urge you to remain focused on the underlying success of our business, especially the upcoming holiday season. The future of our company will always be more about what our booksellers accomplish than about anything else.

Thank you for your continued support.

Len Riggio
Chairman of the Board of Directors of Barnes & Noble, Inc.

Important Information

On October 12, 2010, Barnes & Noble, Inc. (“Barnes & Noble”) filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement in connection with the special meeting and plans to file with the SEC and mail to its stockholders a definitive proxy statement in connection with the special meeting. Investors and security holders are urged to read the preliminary proxy statement, which is available now, and the definitive proxy statement relating to the special meeting and any other relevant documents filed with the SEC when they become available, because they contain (or will contain) important information. Investors and security holders may obtain a free copy of the proxy statement and other documents (when available) that Barnes & Noble files with the SEC at the SEC’s website at www.sec.gov, at Barnes & Noble’s website at www.barnesandnobleinc.com and from Barnes & Noble by directing a request to Barnes & Noble, Inc., Attention: Investor Relations, 122 Fifth Avenue, New York, New York 10011.

Certain Information Regarding Participants

Barnes & Noble, its directors and certain of its officers may be deemed to be participants in the solicitation of Barnes & Noble’s stockholders in connection with the special meeting. Security holders may obtain information regarding the names and interests of such individuals in Barnes & Noble’s preliminary proxy statement for the special meeting, which was filed with the SEC on October 12, 2010, and its October 12, 2010 press release, which was filed with the SEC as soliciting material on October 13, 2010. To the extent holdings by certain participants of Barnes & Noble securities have changed since the amounts contained in the preliminary proxy statement relating to the special meeting, such changes have been or will be reflected on Form 4s filed with the SEC. Information regarding the interests of certain of such individuals can also be obtained from the definitive proxy statement relating to the special meeting when it is filed by Barnes & Noble with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and Barnes & Noble’s website at www.barnesandnobleinc.com.